Exhibit (a)(6)

AMERICAN PENSION INVESTORS TRUST

Amended and Restated Certificate Of Designation

The undersigned, being the duly elected and acting Secretary of American Pension Investors Trust, a trust with transferable shares established under Massachusetts law of the type commonly called a Massachusetts business trust (the “Trust”), DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.1 and 6.10 of the Declaration of Trust dated January 23, 1985, as amended to date (the “Declaration of Trust”), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on June 15, 2022, the Declaration of Trust is hereby amended by this Amended and Restated Certificate of Designation as follows:

(1)               The shares of beneficial interest of the Trust are divided into seven (7) separate series (each, a “Series”), and the Series are named and designated as follows:

Yorktown Growth Fund

Yorktown Capital Appreciation Fund

Yorktown Short Term Bond Fund

Yorktown Multi-Sector Bond Fund

Yorktown Master Allocation Fund

Yorktown Small Cap Fund

Yorktown Treasury Advanced Total Return Fund

Each Series constitutes a separate portfolio of the Trust, and is authorized to invest in cash, securities, instruments and other property as provided in the Declaration of Trust. The Shares of each Series have the rights and preferences provided in the Declaration of Trust, including Section 6.10 thereof.

(2)               All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust.

The Trustees further direct that, upon the execution of this Amended Certificate of Designation, the Trust take all necessary action to file a copy of this Amended Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set his hand and seal this 16th day of June, 2022.

/s/ David D. Jones

David D. Jones

Secretary

Exhibit (a)(6)

ACKNOWLEDGEMENT

State of  Texas : ss

May 10, 2023

Then personally appeared the above named David D. Jones and acknowledged the foregoing instrument to be his free act and deed.

Before me,

/s/ Tonia Allen

Notary Public
My Commission Expires:10/12/2024